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                                                               EXECUTION VERSION


           AMENDMENT NUMBER 1 TO THE POOLING AND SERVICING AGREEMENT


     Amendment Number 1, dated as of August 15, 2006 (this "Amendment") to the Pooling and Servicing Agreement, dated as of February 1, 2006 (the "Agreement"), by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), PHH MORTGAGE CORPORATION, a New Jersey corporation, as servicer (the "Servicer"), and WELLS FARGO BANK, N.A., a national banking association, as trustee (the "Trustee"), relating to the Merrill Lynch Mortgage Investors Trust, Series MLCC 2006-1.

     WHEREAS, Section 11.03(b) of the Agreement provides that the Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the prior written consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby;

     WHEREAS, in accordance therewith, by the execution and delivery of this Amendment and the Consent of the Holders of the Class II-A-2 Certificates, the parties hereby amend the Agreement to the extent and on the terms set forth in this Amendment.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party hereto agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                                   ARTICLE I

                Cross Reference to Definitions in the Agreement
                -----------------------------------------------

     SECTION 1.01. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meanings assigned to such terms in the Agreement.

                                   ARTICLE II

                                 Effectiveness
                                 -------------

     SECTION 2.01. Section 11.03(b) of the Agreement provides that the Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the with the prior written consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may


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(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby.

     SECTION 2.02. By their execution of this Amendment, the Depositor, the Servicer and the Trustee agree to make the amendments to the Agreement set forth below.

                                  ARTICLE III

                          Amendments to the Agreement
                          ---------------------------

       SECTION 3.01.  Section 5.03 of the Agreement is hereby amended by:

      (a) deleting clause (ii) in its entirety and replacing it with the following:

            "(ii) commencing on the Credit Support Depletion Date, Realized Losses will be allocated among the Senior Certificates as follows:

            first, if the Realized Loss occurs on a Mortgage Loan in a Mortgage Pool where the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Pool is greater than the aggregate Class Principal Amount of the related Senior Certificates, the Realized Loss will be allocated to any Senior Certificates related to a Mortgage Pool where the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Pool is less than the aggregate Class Principal Amount of the related Senior Certificates (any such amount, the "Deficiency Amount"), pro rata, based on the respective Deficiency Amount, in each case until the amount by which the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool in which the Realized Loss occurs exceeds the aggregate Class Principal Amount of the related Senior Certificates until the Class Principal Amounts of such Senior Certificates have been reduced to zero; provided, however, that any portion of any Realized Loss that would otherwise be allocated to the Class II-A-1 Certificates will instead be allocated first to the Class II-A-2 Certificates until the Class Certificate Balance thereof has been reduced to zero; and second, to the Senior Certificates related to the Mortgage Pool in which the Realized Loss occurred, until the Class Principal Amounts thereof have been reduced to zero."

                                   ARTICLE IV

                                 Miscellaneous
                                 -------------

     SECTION 4.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 4.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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     SECTION 4.03. Agreement in Full Force and Effect as Amended. Except as
specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean such Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

     SECTION 4.04. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                              MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                   as Depositor


                              By:
                                    ----------------------------------------
                              Name:
                              Title:

                              PHH MORTGAGE CORPORATION,
                                   as Servicer


                              By:
                                     ----------------------------------------
                              Name:
                                     ----------------------------------------
                              Title:
                                     ----------------------------------------

                              WELLS FARGO BANK, N.A.,
                                   not in its individual capacity,
                                   but solely as Trustee

                              By:
                                   ----------------------------------------
                              Name:
                              Title: